KPMG LLP (KPMG) served as the independent registered public accounting firm of the Series, included in Appendix A, each a Series of Prudential World Fund, Inc., for the fiscal years ended October 31, 2019 and October 31, 2018. KPMG's reports on the financial statements for the fiscal years ended October 31, 2019 and October 31, 2018 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During such fiscal year-ends and through December 12, 2019, the date of dismissal, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the Series' financial statements for such period, and (ii) there were no "reportable events" of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On December 12, 2019, the Audit Committee and the Fund's Board of Directors approved the engagement of PricewaterhouseCoopers LLP (PwC), to serve as the independent registered public accounting firm for Series' fiscal year ending October 31, 2020, thereby replacing KPMG effective upon completion of their October 31, 2019 audits and issuance of their reports thereon. During the Series' fiscal years ended October 31, 2019 and October 31, 2018 and through December 12, 2019, Prudential World Fund, Inc., nor the Series, nor anyone on their behalf, consulted with PwC on items which: (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Series' financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of said Item 304).

Appendix A:

PGIM Emerging Markets Debt Hard Currency Fund PGIM Emerging Markets Debt Local Currency Fund

PGIM Jennison Emerging Markets Equity Opportunities Fund PGIM Jennison Global Infrastructure Fund

PGIM Jennison Global Opportunities Fund

PGIM Jennison International Opportunities Fund

PGIM QMA International Equity Fund

June 24, 2020

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for the Prudential World Fund, Inc. Funds included in Appendix A, and under the dates included in Appendix A, we reported on the financial statements of the Prudential World Fund, Inc. Funds as of and for the years ended included in Appendix A. On December 12, 2019, we were dismissed as independent registered public accountant effective upon completion of the audits and the issuance of our reports thereon included in Appendix A.

We have read the statements made Prudential World Fund, Inc. included under Item 13(a)(4) of Form N-CSR dated June 24, 2020, and we agree with such statements except that we are not in a position to agree or disagree with the statements that (1) the Audit Committee and Prudential World Fund, Inc.'s Board of Directors approved the engagement of PricewaterhouseCoopers LLP (PwC) to serve as the independent registered public accounting firm, and (2) neither Prudential World Fund, Inc., nor the Funds, nor anyone on their behalf, consulted with PwC on items which: (i) concerned the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Funds' financial statements; or (ii) concerned the subject of a disagreement or reportable events.

Very truly yours,

KPMG LLP

Appendix A

Fund	Audit Opinion Date	Years Ended

PGIM Emerging Markets Debt Hard	December 19, 2019	For the year ended October 31, 2019 and the
Currency Fund		period from December 12, 2017
(commencement of operations) to October 31,
2018

PGIM Emerging Markets Debt	December 19, 2019	Years ended October 31, 2019 and 2018
Local Currency Fund

PGIM Jennison Emerging Markets	December 19, 2019	Years ended October 31, 2019 and 2018
Equity Opportunities Fund

PGIM Jennison Global	December 19, 2019	Years ended October 31, 2019 and 2018
Infrastructure Fund

PGIM Jennison Global	December 16, 2019	Years ended October 31, 2019 and 2018
Opportunities Fund

PGIM Jennison International	December 16, 2019	Years ended October 31, 2019 and 2018
Opportunities Fund

PGIM QMA International Equity	December 16, 2019	Years ended October 31, 2019 and 2018
Fund